UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2010

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information included in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2010, Boyd Gaming Corporation (the “Company”) entered into an Amendment and Restatement Agreement among the Company, certain financial institutions (each a “Lender”), Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender (the “Amendment and Restatement Agreement”). Pursuant to the terms of the Amendment and Restatement Agreement, the Company’s First Amended and Restated Credit Agreement, dated as of May 24, 2007, as amended by the First Amendment and Consent to First Amended Credit Agreement, dated as of December 21, 2009 (as amended, the “Credit Facility”), will be amended and restated (as amended and restated by the Amendment and Restatement Agreement, the “Amended Credit Facility”) on the date the conditions set forth in Section 5 of the Amendment and Restatement Agreement are satisfied or waived (the “Restatement Effective Date”). If such conditions are not satisfied or waived (to the extent permitted) on or prior to 5:00 p.m., New York City time, on December 31, 2010, the Amendment and Restatement Agreement, by its terms, will terminate as of such date.

Pursuant to the terms of the Amendment and Restatement Agreement, on the Restatement Effective Date, the Credit Agreement will be amended to, among other things, (i) reduce the aggregate commitments under the Credit Facility and (ii) permit consenting Lenders to extend the maturity date of, and increase, their commitments and to issue revolving commitments and term loans (each, an “Extending Lender”) in each case with a maturity date five years from the Restatement Effective Date.

Upon the Restatement Effective Date, each of the Extending Lenders will have their commitments under the Credit Facility permanently reduced by up to 50% of the amount thereof. As a result, the aggregate commitments under the Amended Credit Facility will be reduced from $3 billion to approximately $1.5 billion (excluding the non-extending amounts), which commitments may be increased from time to time by up to $500 million through additional revolving credit or term loans under the Amended Credit Facility.

Pursuant to the terms of the Amended Credit Facility, the term loans will amortize in an annual amount equal to 5% of the original principal amount thereof, commencing March 31, 2011, payable on a quarterly basis. The interest rate per annum applicable to revolving loans under the Amended Credit Facility will be based upon, at the option of the Company, LIBOR or the “base rate,” plus an applicable margin in either case.

The applicable margin under the Amended Credit Facility will be a percentage per annum determined in accordance with a specified pricing grid based on the total leverage ratio. The applicable margin on the outstanding balance on the Extended Revolving Facility will range from 2.50% to 3.50% (if using LIBOR), and from 1.50% to 2.50% (if using the base rate). The applicable margin on the outstanding balance of the loans and commitments of the non-extending lenders will continue to range from 0.625% to 1.625% (if using LIBOR), and from 0.0% to 0.375% (if using the base rate). A fee of a percentage per annum (which will range from 0.250% to 0.500%) determined by the level of the total leverage ratio will be payable on the unused portions of the Amended Credit Facility.

The “base rate” under the Amended Credit Facility will be the highest of (x) Bank of America’s publicly-announced prime rate, (y) the federal funds rate plus 0.50%, or (z) the Eurodollar rate for a one month period plus 1.00%.

The letter of credit fees under the Amended Credit Facility will remain the same as those under the Credit Facility; however, the margins payable to Extending Lenders are based on the margins applicable to the Extended Revolving Facility.

Subject to certain conditions, amounts outstanding under the Amended Credit Facility may be prepaid by the Company without premium or penalty, and the unutilized portion of any of the commitments may be terminated by the Company without penalty.

The Amended Credit Facility will contain certain financial and other covenants, including, without limitation, various covenants (i) requiring the maintenance of a minimum consolidated interest coverage ratio, (ii) establishing a maximum permitted consolidated total leverage ratio, (iii) establishing a maximum permitted secured leverage ratio, (iv) imposing limitations on the incurrence of indebtedness, (v) imposing limitations on transfers, sales and other dispositions and (vi) imposing restrictions on investments, dividends and certain other payments. Subject to certain exceptions, the Company may be required to repay the amounts outstanding under the Amended Credit Facility in connection with certain asset sales and issuances of certain additional secured indebtedness.

The Company’s obligations under the Amended Credit Facility, subject to certain exceptions, are guaranteed by certain of the Company’s subsidiaries and are secured by the capital stock of certain subsidiaries. In addition, subject to certain exceptions, the Company and each of the guarantors will grant the administrative agent first priority liens and security interests on substantially all of their real and personal property (other than gaming licenses and subject to certain other exceptions) as additional security for the performance of the secured obligations under the Amended Credit Facility.

The description of the Amendment and Restatement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment and Restatement Agreement, which is filed as Exhibit 4.1 and incorporated herein by reference.

As of December 3, 2010, all of the Company’s indebtedness outstanding as of such date has been incurred while the Company’s Fixed Charge Coverage Ratio (as defined in the Company’s outstanding indentures) exceeded 2.0 to 1.0. Based on the Company’s estimates as of December 3, 2010, the Company anticipates that its Fixed Charge Coverage Ratio may fall below 2.0 to 1.0 on a pro forma basis as a result of the effectiveness of the Amended Credit Facility, and, in such event, the incurrence of indebtedness on and after the date of effectiveness of the Amended Credit Facility may be subject to certain limitations set forth in the Company’s outstanding indentures until such time as the Fixed Charge Coverage Ratio exceeds 2.0 to 1.0.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amendment and Restatement Agreement, dated December 3, 2010, among the Company, certain financial institutions party thereto as lenders, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.

*        *        *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) statements regarding the transactions contemplated by the Amendment and Restatement Agreement, the Company’s expectations regarding its Fixed Charge Coverage Ratio and the potential limitations on the Company’s incurrence of indebtedness. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the transactions contemplated by the Amendment and Restatement Agreement will not close on the expected terms, or at all; changes in the Company’s financial position which may affect the calculation of its Fixed

Charge Coverage Ratio; weaknesses in the industry and the regions in which the Company operates; and the Company’s financial performance. Additional factors are discussed in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010	Boyd Gaming Corporation

/s/ JOSH HIRSBERG
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

4.1	Amendment and Restatement Agreement, dated December 3, 2010, among the Company, certain financial institutions party thereto as lenders, Bank of America, N.A., as administrative agent and letter of credit issuer, and Wells Fargo Bank, National Association, as swing line lender.